                                                                     Exhibit 4.5

                         FORM OF SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE dated as of March , 2002 to that certain Indenture, dated as of __________, 2002 (the "Base Indenture," and together with the First Supplemental Indenture, the "Indenture"), among Entercom Radio LLC, a Delaware limited liability company ("Radio"), Entercom Capital, Inc., a Delaware corporation ("Capital," each of Radio and Capital being referred to herein individually as an "Issuer" and collectively as the "Company"), Entercom Communications Corp., a Pennsylvania corporation (the "Parent Guarantor"), the Subsidiary Guarantors listed on Schedule I thereto (the "Subsidiary Guarantors," and together with the Parent Guarantor, the "Guarantors") and HSBC Bank USA, as Trustee (the "Trustee").

         The Issuers and the Trustee have heretofore executed the Base Indenture, a form of which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, as Exhibit 4.4 to the Company's Registration Statement on Form S-3 (Registration No. 333-82542), providing for the issuance from time to time of debt securities of the Issuers.

         The Issuers and the Trustee are hereby supplementing the Base Indenture pursuant to the provisions of Section 9.01(7) of the Base Indenture to establish the form and terms of the debt securities issued pursuant to this First Supplemental Indenture. The terms of this First Supplemental Indenture shall supplement and be incorporated in their entirety with the terms of the Base Indenture. To the extent any terms of this First Supplemental Indenture are contrary to or duplicative of terms contained in the Base Indenture, the terms of this First Supplemental Indenture shall be deemed to supersede the Base Indenture.

         The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the % Senior Subordinated Notes due 2014 (the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01. Definitions.

         So long as any of the Notes are outstanding, the following definitions shall be applicable to the Notes, shall be included as defined terms for all purposes under the Base Indenture with respect to the Notes and, to the extent inconsistent with the definitions contained in Section 1.01 of the Base Indenture, shall replace such definitions with respect to the Notes. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Base Indenture.

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Acquisition Debt" means Indebtedness the proceeds of which are utilized solely to (x) acquire all or substantially all of the assets or a majority of the Voting Stock of an existing radio broadcasting business or station or (y) finance an LMA (in each case, including to repay or refinance indebtedness or other obligations incurred in connection with such acquisition or LMA, as the case may be, and to pay related fees and expenses).

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

         "Asset Sale" means:

                  (1) the sale, lease, conveyance or other disposition of any assets or rights, other than in the ordinary course of business (provided, that the sale, lease, conveyance or other disposition of radio stations or all or substantially all their assets shall be deemed not to be in the ordinary course of business); provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of this First Supplemental Indenture described in Sections 4.09 and/or 5.01 hereof and not by the provisions of Section 4.06 hereof; and

                  (2) the issuance of Equity Interests in a Restricted Subsidiary to any Person other than the Parent Guarantor or a Restricted Subsidiary or the sale by the Company or a Restricted Subsidiary of Equity Interests in a Restricted Subsidiary.

         Notwithstanding the foregoing, the following items will not be deemed to be Asset Sales:

                  (1) any single transaction or series of related transactions that involves assets having a fair market value of $5.0 million or less;

                  (2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

                  (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

                  (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

                  (5) the sale and leaseback of any assets within 90 days of the acquisition thereof;

                  (6) foreclosure on assets;

                  (7) the disposition of equipment that the Company shall determine in good faith to be obsolete or no longer used or useful in the business of such entity;

                  (8) the sale or other disposition of cash or Cash Equivalents; and

                  (9) a Restricted Payment or Permitted Investment that is permitted by Section 4.03 hereof.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "Board of Directors" means:

                  (1) with respect to a corporation, the board of directors of the corporation;

                  (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

                  (3) with respect to any other Person, the board or committee of such Person having a similar function.

                  Unless the context otherwise requires, references to "Board of Directors" is the board of directors (or equivalent body) or a committee of such board of directors of the Parent Guarantor.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means:

                  (1) in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) United States dollars; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government having maturities of not more than one year from the date of acquisition; (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to Credit Facilities or any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better; (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within one year after the date of acquisition; and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition.

         "Change of Control" means the occurrence of any of the following:

                  (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

                  (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

                  (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

                  (4) the first day on which a majority of the members of the Board of Directors are not Continuing Directors.

         "Company" means Entercom Radio LLC and Entercom Capital, Inc., and any and all successors thereto.

         "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

                  (1) an amount equal to any extraordinary loss plus any net loss, together with any related provision for taxes, realized by such Person or any Restricted Subsidiary in connection with (a) an Asset Sale (including any sale and leaseback transaction), or (b) the disposition of any securities by such Person or any of the Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of the Restricted Subsidiaries, to the extent such losses were deducted in computing such Consolidated Net Income; plus

                  (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

                  (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to obligations with respect to any sale and leaseback transaction, all fees, including but not limited to agency fees, letter of credit fees, commitment fees, commissions, discounts and other fees and charges incurred in respect of Indebtedness and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

                  (4) depreciation, amortization (including non-cash employee and officer equity compensation expenses, amortization of goodwill and other intangibles, amortization of programming costs and barter expenses, but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

                  (5) any extraordinary or non-recurring expenses of such Person and the Restricted Subsidiaries for such period to the extent that such charges were deducted in computing such Consolidated Net Income; minus

                  (6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; minus

                  (7) cash payments related to non-cash charges that increased Consolidated Cash Flow in any prior period; minus

                  (8) barter revenues,

in each case, on a consolidated basis and determined in accordance with GAAP.

         Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication of:

                  (1) the consolidated interest expense of such Person and the Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations);

                  (2) the consolidated interest expense of such Person and the Restricted Subsidiaries that was capitalized during such period;

                  (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or any of the Restricted Subsidiaries or secured by a Lien on assets of such Person or any of the Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); and

                  (4) the product of:

                           (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person or any of the Restricted Subsidiaries, times

                           (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (1) the Net Income (to the extent positive) of any Person other than a Restricted Subsidiary shall be included only the extent of dividends and distributions paid in cash to the Company or a Restricted Subsidiary by such Person;

                  (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

                  (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

                  (4) the cumulative effect of a change in accounting principles will be excluded.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Parent Guarantor who (i) was a member of or nominated to such Board of Directors on the date of this First Supplemental Indenture; or (ii) was nominated for election either (a) by one or more of the Principals or (b) with the approval of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the date of this First Supplemental Indenture or whose election or nomination for election was previously so approved.

         "Credit Agreement" means that certain Credit Agreement, dated as of December 16, 1999, as amended through the date of this First Supplemental Indenture, by and among Radio, as borrower, the Parent Guarantor, as guarantor, Banc of America Securities LLC, as book manager, Key Corporate Capital Inc., as administrative agent, Bank of America, N.A., as syndication agent and the lenders party thereto, including any related notes, guarantees, letters of credit, collateral documents, instruments and agreements executed in connection therewith, as amended, extended, restated, supplemented, modified, renewed, refunded, restructured, replaced or refinanced from time to time (including any increase in principal amount), in whole or in part, whether with the original agents and lenders or other agents and lenders, and whether provided under the original credit agreement or one or more other credit agreements or otherwise.

         "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including any increase in principal amount), in whole or in part.

         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.02 hereof, substantially in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Designated Senior Indebtedness" means (i) any Indebtedness outstanding under the Credit Agreement, including any guarantees in respect of such Indebtedness; and (ii) any other Senior

Indebtedness permitted under this First Supplemental Indenture the principal amount of which (or which is otherwise available under a committed facility) at the date of determination is $25.0 million or more and that has been designated by an Issuer or a Subsidiary Guarantor as "Designated Senior Indebtedness;" provided, however, that, so long as the Credit Agreement remains in effect, lenders holding a majority of the loan commitments or outstanding loans thereunder shall have consented in writing to such designation by an Issuer or a Subsidiary Guarantor unless the Credit Agreement expressly provides that such lenders shall not have such right to consent to such designation.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event (other than an optional call for redemption by the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the provisions of Section 4.03.

         "Domestic Subsidiary" means any Restricted Subsidiary that is formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means an offering of Capital Stock (other than Disqualified Stock) of the Company or an offering by any direct or indirect parent of the Company of its Capital Stock in which the proceeds are contributed to the Company, in each case which offering results in at least $25.0 million of net proceeds to the Company.

         "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this First Supplemental Indenture.

         "Existing Debentures" means the 6 1/4% Convertible Subordinated Debentures due 2014 of the Parent Guarantor.

         "Existing Debentures Indenture" means the Indenture dated as of October 6, 1999 by and between the Parent Guarantor, as issuer, and Wilmington Trust Company, as Trustee with respect to the Existing Debentures.

         "Global Notes" means, individually and collectively, the Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.02(b)(ii), 2.02(d) or 2.02(e) hereof.

         "Global Note Legend" means the legend set forth in Section 2.02(f) hereof, which is required to be placed on all Global Notes issued under this First Supplemental Indenture.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "Guarantors" means the Parent Guarantor and the Subsidiary Guarantors.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or interest rates.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

                  (1) in respect of borrowed money;

                  (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                  (3) in respect of banker's acceptances;

                  (4) representing Capital Lease Obligations;

                  (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

                  (6) representing the aggregate net amount of all Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person; provided, however, that Indebtedness shall not include the pledge of the Capital Stock of an Unrestricted Subsidiary to secure Non-Recourse Debt of that Unrestricted Subsidiary.

         The amount of any Indebtedness outstanding as of any date will be:

                  (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

                  (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of

Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary or a Restricted Subsidiary issues any of its Equity Interests such that, in each case, after giving effect to any such sale, disposition or issuance, such Person is no longer a Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.03.

         "Leverage Ratio" means the ratio of (i) the aggregate outstanding amount of Indebtedness of each of the Company and the Indebtedness of the Restricted Subsidiaries as of the last day of the most recently ended fiscal quarter for which the Company has filed consolidated financial statements with the SEC, plus the aggregate liquidation preference of all outstanding Disqualified Stock of the Company and outstanding preferred stock of the Restricted Subsidiaries (except preferred stock issued to the Company or a Restricted Subsidiary) as of such day to (ii) the aggregate Consolidated Cash Flow of the Company for the last four full fiscal quarters for which the Company has filed consolidated financial statements with the SEC or first provided consolidated financial statements to the holders of the Notes ending on or prior to the date of determination (the "Reference Period").

         For purposes of this definition, the aggregate outstanding principal amount of the Indebtedness of the Company and the Restricted Subsidiaries and the aggregate liquidation preference of all Disqualified Stock and outstanding preferred stock of the Restricted Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness, Disqualified Stock and preferred stock giving rise to the need to perform such calculation had been incurred and issued and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred or Disqualified Stock or preferred stock is being issued had occurred, on the first day of such Reference Period. In addition to the foregoing, for purposes of this definition, the Leverage Ratio shall be calculated on a pro forma basis, after giving effect to (i) the incurrence of the Indebtedness of such Person and the Restricted Subsidiaries and the issuance of the Disqualified Stock or preferred stock (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness, Disqualified Stock or preferred stock, at any time subsequent to the beginning of the Reference Period and on or prior to the date of determination (including any deemed incurrence or issuance which is the subject of an Incurrence Notice delivered to the Trustee during such period pursuant to clause (xiii) of the definition of Permitted Indebtedness), as if such incurrence or issuance (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Reference Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such period), and (ii) any acquisition at any time on or subsequent to the first day of the Reference Period and on or prior to the date of determination (including any deemed acquisition which is the subject of an Incurrence Notice delivered to the Trustee during such period pursuant to clause (xiii) of the definition of Permitted Indebtedness), as if such acquisition or disposition (including the incurrence, assumption or liability for, or repayment of, any such Indebtedness and the issuance of such Disqualified Stock or preferred stock and also including any Consolidated Cash Flow associated with such acquisition) and occurred on the first day of the Reference Period giving pro forma effect to any non-recurring expenses, non-recurring costs and cost reductions within the first year after such acquisition the Company reasonably anticipates in good faith if the Company delivers to the Trustee an officer's certificate executed by the chief financial or accounting officer of the Company certifying to and describing and quantifying in reasonable detail such non-recurring expenses, non-recurring costs and cost reductions. Furthermore, in calculating Consolidated Interest Expense for purposes of the calculation of Consolidated Cash Flow, (a) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (b) notwithstanding
(a) above, interest determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "LMA" means a local marketing arrangement, joint sales agreement, time brokerage agreement, shared services agreement, management agreement or similar arrangement pursuant to which a Person, subject to customary preemption rights and other limitations (i) obtains the right to sell a portion of the advertising inventory of a radio station of which a third party is the licensee, (ii) obtains the right to exhibit programming and sell advertising time during a portion of the air time of a radio station or (iii) manages a portion of the operations of a radio station.

         "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale, or (b) the disposition of any securities by such Person or any Restricted Subsidiary or the extinguishment of Indebtedness of such Person or any Restricted Subsidiary; and
(ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, (ii) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) amounts required to be applied to the repayment of Indebtedness, other than Senior Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and (iv) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP (but only for so long as and to the extent such reserve is maintained in accordance with GAAP).

         "Non-Recourse Debt" means Indebtedness:

                  (1) as to which neither the Company nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

                  (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any Restricted Subsidiary to declare a default on such other

         Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity.

         "Notes" has the meaning assigned to it in the preamble to this First Supplemental Indenture. The Notes and the Additional Notes shall be treated as a single class for all purposes under this First Supplemental Indenture.

         "Obligations" means any principal (or accreted amount in the case of any discount obligation), interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, creating, evidencing or securing any Indebtedness and in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created, assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant documentation, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

         "Offering" means the offering of the Notes by the Company.

         "Parent Guarantor" means Entercom Communications Corp., in its capacity as guarantor under this First Supplemental Indenture.

         "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

         "Permitted Asset Swap" means, with respect to the Company and the Restricted Subsidiaries, the substantially concurrent exchange of assets of the Company or a Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary) for assets of another Person, which assets are used in or useful to a Permitted Business.

         "Permitted Business" means any business engaged in by the Company or the Restricted Subsidiaries as of the Closing Date or any business reasonably related, ancillary or complementary thereto.

         "Permitted Investments" means:

                  (1) any Investment in the Company or in a Restricted
         Subsidiary;

                  (2) any Investment in Cash Equivalents;

                  (3) any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

                           (a) such Person becomes a Restricted Subsidiary; or

                           (b) such Person is merged, consolidated or
                  amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

                  (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.06;

                  (5) any acquisition of assets (including Investments in Unrestricted Subsidiaries) solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

                  (6) notes and accounts receivable incurred in the ordinary course of business and any Investments received in compromise of obligations of any Person incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

                  (7) Hedging Obligations;

                  (8) loans and advances to employees of the Company or any Restricted Subsidiary in the ordinary course of business not in excess of $10.0 million in aggregate principal amount at any time outstanding; or

                  (9) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), that, when taken together with all other Investments made pursuant to this clause (9) do not exceed $20.0 million at any time outstanding.

         "Permitted Junior Securities" means (i) Equity Interests in the Company or the Parent Guarantor or, subject to the provisions of the Credit Agreement, any Subsidiary Guarantor; or (ii) debt securities of an Issuer or any Guarantor that are subordinated to all Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness and subordinated to substantially the same extent as, or to a greater extent than, the Notes and the Guarantees are subordinated to Senior Indebtedness under this First Supplemental Indenture.

         "Permitted Liens" means:

                  (1) Liens securing Senior Indebtedness that was permitted by the terms of this First Supplemental Indenture to be incurred;

                  (2) Liens in favor of the Company or a Restricted Subsidiary;

                  (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

                  (4) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition;

                  (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of
         Section 4.05 covering only the assets acquired with such Indebtedness;

                  (7) Liens existing on the date of this First Supplemental Indenture;

                  (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

                  (9) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not exceed an aggregate amount of $10.0 million at any one time outstanding;

                  (10) Liens securing Permitted Refinancing Indebtedness where the Liens securing the Indebtedness being refinanced were permitted under this First Supplemental Indenture;

                  (11) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices;

                  (12) any interest or title of a lessor under any Capital Lease Obligation;

                  (13) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to letters of credit and products and proceeds thereof;

                  (14) Liens encumbering deposits made to secure statutory, regulatory, contractual or warranty obligations, including rights of offset and set-off;

                  (15) Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is otherwise permitted under this First Supplemental Indenture;

                  (16) leases or subleases granted to others;

                  (17) Liens under licensing agreements in the ordinary course of business;

                  (18) judgment Liens not giving rise to an Event of Default;

                  (19) Liens encumbering property of the Company or a Restricted Subsidiary consisting of carriers, warehousemen, mechanics, materialmen, repairmen and landlords, and other Liens arising by operation of law and incurred in the ordinary course of business for sums which are not overdue or which are being contested in good faith by appropriate proceedings and (if so contested) for which appropriate reserves with respect thereto have been established and maintained on the books of the Company or a Restricted Subsidiary in accordance with GAAP;

                  (20) Liens encumbering property of the Company or a Restricted Subsidiary incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits, or to secure performance of bids, tenders, statutory obligations, leases, and contracts (other than for Indebtedness) entered into in the ordinary course of business of the Company or a Restricted Subsidiary; and

                  (21) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any Restricted Subsidiary (other than intercompany Indebtedness); provided that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

                  (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (4) such Indebtedness is incurred by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Principals" means Joseph M. Field and David J. Field.

         "Related Party" means:

                  (1) any immediate family member (in the case of an individual) of any Principal; or

                  (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

         "Representative" means, as the case may be, a trustee, agent or representative appointed for the holders of any Senior Indebtedness under an agreement to which such Senior Indebtedness was issued.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" means each of the current and future Subsidiaries of the Company, other than Unrestricted Subsidiaries.

         "SEC" means the Securities and Exchange Commission.

         "Senior Indebtedness" means (i) all Indebtedness of the Company or any Guarantor outstanding under the Credit Agreement and all Hedging Obligations with respect thereto, (ii) any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of this First Supplemental Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Guarantee, and (iii) all Obligations with respect to the items listed in the preceding clauses (i) and (ii). Notwithstanding anything to the contrary in the preceding sentence, Senior Indebtedness will not include (w) any liability for federal, state, local or other taxes owed or owing by an Issuer or a Guarantor,
(x) any intercompany Indebtedness of the Company, the Parent Guarantor or any Restricted Subsidiary to the Company or any of its Affiliates; (y) any trade payables; or (z) the portion of any Indebtedness that is incurred in violation of this First Supplemental Indenture; provided, however, that, notwithstanding the foregoing, solely with respect to the Parent Guarantor, during the time that any Existing Debentures remain outstanding, Senior Indebtedness shall mean the "Secured Senior Debt" of the Parent Guarantor (as defined in the Existing Debentures Indenture).

         "Senior Guarantees" means the Guarantees by the Guarantors of Obligations under the Credit Facilities.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1.02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "Subsidiary Guarantee" means the Guarantee of a Subsidiary Guarantor with respect to the Notes.

         "Subsidiary Guarantors" means each of:

         (1) the Restricted Subsidiaries on the date of this First Supplemental Indenture; and

         (2) any other of the Company's Subsidiaries that executes a Subsidiary Guarantee in accordance with the provisions of this First Supplemental Indenture; and

         (3) each of their respective successors and assigns.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any specified Person: (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

         "Subsidiary Guarantee" means the Guarantee by each Guarantor of the Company's payment obligations under this First Supplemental Indenture and on the Notes, executed pursuant to the provisions of this First Supplemental Indenture.

         "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such
Subsidiary:

                  (1) has no Indebtedness other than Non-Recourse Debt;

                  (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                  (3) is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                  (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any Restricted Subsidiary.

         Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the terms of Section 4.03 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this First Supplemental Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date pursuant to Section 4.05, the Company will be in default under such section. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted pursuant to Section 4.05 calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would exist following such designation.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02.     Other Definitions.

                                                                                                Defined in
        Term                                                                                      Section
        ----                                                                                      -------
        "Additional Notes".................................................................        2.01
        "Affiliate Transaction"............................................................        4.07
        "Asset Sale Offer".................................................................        3.03
        "Change of Control Offer"..........................................................        4.09
        "Change of Control Payment"........................................................        4.09
        "Change of Control Payment Date"...................................................        4.09
        "Event of Default".................................................................        6.01
        "Excess Proceeds"..................................................................        4.06
        "incur"............................................................................        4.05
        "Incurrence Notice"................................................................        4.05
        "Offer Amount".....................................................................        3.03
        "Offer Period".....................................................................        3.03
        "Payment Blockage Notice"..........................................................        9.03
        "Payment Default"..................................................................        6.01
        "Permitted Indebtedness"...........................................................        4.05
        "Purchase Date"....................................................................        3.03
        "Restricted Payments"..............................................................        4.03

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01.     General.

         (a) Designation of Series. Pursuant to the terms hereof and Section
2.01 of the Base Indenture, there is hereby established the Notes, known as the "___% Senior Subordinated Notes due 2014," which shall be guaranteed by the Guarantors, and such Notes and Guarantees shall be deemed "Securities" for all purposes under the Base Indenture.

         (b) Form of Notes. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The Company may issue additional Notes (the "Additional Notes") under this First Supplemental Indenture from time to time after the date hereof, subject to compliance with Section 4.05 hereof. The Notes and any debt securities subsequently issued under the Indenture (but not this First Supplemental Indenture) shall be treated as distinct classes of debt securities for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

         (c) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.02 hereof.

         The Company initially appoints the Depositary Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

Section  2.02. Transfer and Exchange.

         Pursuant to Section 7.01 of the Base Indenture, this Section 2.02 hereby supercedes and replaces in their entirety Section 2.06 and Section 2.13(b) and (c) of the Base Indenture.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.02 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.02 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.02(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.02(b), (c) or (e) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this First Supplemental Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
         Section 2.02(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section

         2.02(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
         Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this First Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, and upon receipt by the Trustee of an Opinion of Counsel, reasonably acceptable to the Trustee, with respect to such matters, if requested by the Trustee, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.02(g) hereof.

         (c) Transfer or Exchange of Beneficial Interests for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.02(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.02(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.02(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of another Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.02(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

         (f) Legend. The following legend shall appear on the face of all Global Notes issued under this First Supplemental Indenture in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.02 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.02(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

         (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (h) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.01, 3.03, 4.06, 4.09 and 8.05 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this First Supplemental Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes (subject to the provisions of the Notes for record dates), and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 of the Base Indenture.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.02 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.03. Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

         Pursuant to Sections 2.01(g) and (h) of the Base Indenture, the following provisions are hereby added to Article 3 of the Base Indenture:

Section 3.01.     Optional Redemption.

         (a) Except as set forth in clause (b) of this Section 3.01, the Company shall not have the option pursuant to this Section 3.01 to redeem the Notes prior to , 2007. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on of each of the years indicated below:

        Year                                                                                  Percentage
        ----                                                                                  ----------
        2007.............................................................................         %
        2008.............................................................................         %
        2009.............................................................................         %
        2010 and thereafter..............................................................       100.00%

         (b) Notwithstanding the provisions of clause (a) of this Section 3.01, at any time prior to , 2005, the Company may, on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this First Supplemental Indenture with the net proceeds of one or more Equity
Offerings at a redemption price equal to    % of the aggregate principal amount
thereof; provided that at least 65% in aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of such redemption and that such redemption occurs within 180 days of the date of the closing of such Equity Offering.

         (c) Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Base Indenture.

Section 3.02.     Mandatory Redemption.

         The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.03.     Offer to Purchase by Application of Excess Proceeds.

         In the event that, pursuant to Section 4.06 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

         The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.06 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (a) that the Asset Sale Offer is being made pursuant to this Section
3.03 and Section 4.06 hereof and the length of time the Asset Sale Offer shall remain open;

         (b) the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

         (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

         (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

         (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.03. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.03, any purchase pursuant to this Section 3.03 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Base Indenture.

                                   ARTICLE 4.
                                   COVENANTS

         Pursuant to Section 2.01(l) of the Base Indenture, so long as any of the Notes are outstanding, the Company covenants and agrees, in addition to the covenants and agreements contained in Article 4 of the Base Indenture, as follows with respect to the Notes; provided that Section 4.07 of the Base Indenture shall not be applicable to the Notes:

Section 4.01.     Additional Interest on Defaulted Interest.

         The following paragraph shall supercede and replace in its entirety the second paragraph of Section 4.01 of the Base Indenture:

         The Company shall jointly and severally pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.     Reports.

         The following provisions shall supercede and replace in its entirety the Section 4.03 of the Base Indenture:

         (a) Whether or not required by the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations for a company subject to
Section 13 or 15(d) under the Exchange Act: (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company (or, taking into account Rule 3-10 of Regulation S-X or any successor rule or regulation, the Parent Guarantor) were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's (or the Parent Guarantor's) certified independent accountants; and
(ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company (or the Parent Guarantor) were required to file such reports. The Company shall at all times comply with TIA Section 314(a).

         (b) If either of the Company or any Subsidiary Guarantor has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations, a reasonably detailed summary of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries containing line items substantially consistent with those contained in the summary section of the offering memorandum with respect to the Offering.

Section 4.03.     Restricted Payments.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any Restricted Subsidiary" Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or to the direct or indirect holders of the Company's or any Restricted Subsidiary" Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or of any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or a Restricted Subsidiary); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof (except for payments into a trust within one year of the stated maturity of any such Subordinated Indebtedness which payments effect a defeasance or discharge of such Indebtedness); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

         (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment;

         (b) the Company, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.05 hereof; and

         (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries on or after the date of this First Supplemental Indenture (excluding Restricted Payments permitted by clauses (b), (c), (d), (e), (f) and (g), of the next succeeding paragraph), is less than the sum, without duplication, of:

                  (i) (x) 100% of the aggregate Consolidated Cash Flow of the Company (or, in the event such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit) accrued for the period beginning on the first day of the first calendar month commencing after the date of this First Supplemental Indenture and ending on the last day of the most recently completed fiscal quarter for which the Company has filed consolidated financial statements with the SEC or first provided consolidated financial statements to Holders of the Notes, less (y) 1.4 times Consolidated Interest Expense for the same period, plus

                  (ii) 100% of the aggregate net proceeds (including the fair market value of property other than cash or Cash Equivalents) received by the Company on or after the date of this First Supplemental Indenture from (a) any parent as a capital contribution or (ii) the issue or sale of Equity Interests of the Company (other than Disqualified Stock), or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus

                  (iii) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date of this First Supplemental Indenture, the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation, plus

                  (iv) to the extent that all or any part of a Restricted Investment is sold for cash or otherwise liquidated, retired or repaid for cash, the lesser of (a) the net cash proceeds received by us or any Restricted Subsidiary therefrom (less the cost of disposition, if any) and (b) the initial amount of such Restricted Investment, plus

                  (v) the aggregate amount returned in cash with respect to Restricted Investments made after the date of this First Supplemental Indenture whether through interest payments, principal payments, dividends or other distributions.

         The preceding provisions shall not prohibit:

                  (a) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this First Supplemental Indenture;

                  (b) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Restricted Subsidiary or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph;

                  (c) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                  (d) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

                  (e) payment of dividends on Disqualified Stock the incurrence of which was permitted by this First Supplemental Indenture;

                  (f) repurchases of Equity Interests deemed to occur upon the cashless exercise of stock options; and

                  (g) dividends or distributions by the Company to the Parent Guarantor for (i) bona fide costs and operating expenses directly related to the operations of the Company and the Restricted Subsidiaries, (ii) other bona fide costs and expenses not to exceed an aggregate of $15.0 million in any calendar year, plus (iii) so long as no Default or Event of Default has occurred and is continuing, amounts necessary to fund interest payments and other required payments on the Existing Debentures, except during any period during which interest on the Existing Debentures has been deferred in accordance with their terms.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.03 shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Director's determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million.

Section 4.04.    Dividend and Other Payment Restrictions Affecting Subsidiaries.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

         (a) pay dividends or make any other distributions on its Capital Stock to an Issuer or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any Restricted Subsidiary;

         (b) make loans or advances to the Company or any Restricted Subsidiary; or

         (c) transfer any of its properties or assets to the Company or any Restricted Subsidiary.

However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

                  (i) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of this First Supplemental Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements as in effect on the date of this First Supplemental Indenture;

                  (ii) this First Supplemental Indenture, the Notes and the Subsidiary Guarantees;

                  (iii) applicable law, rule, regulation or order;

                  (iv) any instrument governing Indebtedness of a Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this First Supplemental Indenture to be incurred;

                  (v) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

                  (vi) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions only on that property of the nature described in clause (c) above;

                  (vii) contracts for the sale of assets, including without limitation any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

                  (viii) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                  (ix) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.08 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

                  (x) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

                  (xi) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.05.     Incurrence of Indebtedness and Issuance of Preferred Stock.

         The Company shall not, and shall cause its Restricted Subsidiaries not to, directly, or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), Disqualified Stock or preferred stock; provided, however, that the Company or any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Company's Leverage Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock or such preferred stock, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of the proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which the Company has filed consolidated financial statements with the SEC or first provided consolidated financial statements to Holders of the Notes, would have been no greater than 7.0 to 1.

         The provisions of the first paragraph of this Section 4.05 shall not prohibit any of the following (collectively, "Permitted Indebtedness"):

                  (i) the incurrence by the Company and any Subsidiary Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (i) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $650.0 million less the aggregate amount applied by the Company or the Subsidiary Guarantors to permanently reduce the availability of Indebtedness under the Credit Agreement pursuant to Section 4.06 hereof;

                  (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

                  (iii) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the Notes and the related Subsidiary Guarantees to be issued on the date of this First Supplemental Indenture;

                  (iv) the incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment whether through the direct purchase of assets or at least a majority of the Voting Stock of any person owning such assets, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (iv) not to exceed $20.0 million at any time outstanding;

                  (v) the incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this First Supplemental Indenture to be incurred under the first paragraph of this
         Section 4.05, this clause (v) or clauses (ii), (iii), (iv), (xii) or
         (xiii) of this paragraph.

                  (vi) the incurrence by the Company or any Restricted Subsidiary of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (a) if we or a Subsidiary Guarantor is the obligor on intercompany Indebtedness owed to a Restricted Subsidiary that is not a Subsidiary Guarantor, such intercompany Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes or the relevant Subsidiary Guarantee, as applicable, and (b)(x) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company or (y) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company, shall be deemed, in each case, to constitute at the time of such issuance or transfer an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

                  (vii) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred for the purpose of fixing or hedging (x) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this First Supplemental Indenture to be outstanding or (y) currency exchange rate risk in the ordinary course of business;

                  (viii) the guarantee by the Company of Indebtedness of any of Restricted Subsidiary or by any Restricted Subsidiary of Indebtedness of the Company or any other Restricted Subsidiary, in each case that is permitted to be incurred by another provision of this covenant; provided, however, that such guarantee may be on a senior basis if the Indebtedness being guaranteed is Senior Indebtedness, but otherwise shall be pari passu with any Indebtedness being guaranteed that is pari passu with the Notes or the relevant Subsidiary Guarantee, or shall be on a subordinated basis if the Indebtedness being guaranteed is subordinated to the Notes or the relevant Subsidiary Guarantee, in which event such guarantee shall be subordinated at least to the same extent as the Indebtedness being guaranteed is subordinated to the Notes or the relevant Subsidiary Guarantee, as the case may be;

                  (ix) the incurrence of Indebtedness by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect to workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

                  (x) the incurrence of Obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

                  (xi) the incurrence by any Unrestricted Subsidiary of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (xi);

                  (xii) the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xii), not to exceed $20.0 million; and

                  (xiii) Acquisition Debt of the Company or a Restricted Subsidiary if (a) such Acquisition Debt is incurred within 270 days after the date on which the related definitive acquisition agreement or LMA, as the case may be, was entered into by the Company or such Restricted Subsidiary, (b) the aggregate principal amount of such Acquisition Debt is no greater than the aggregate principal amount of Acquisition Debt set forth in a notice from the Company to the Trustee (an "Incurrence Notice") within ten days after the date on which the related definitive acquisition agreement or LMA, as the case may be, was entered into by the Company or such Restricted Subsidiary, which notice shall be executed on the Company's behalf by the chief financial officer of the Company in such capacity and shall describe in reasonable detail the acquisition or LMA, as the case may be, which such Acquisition Debt shall be incurred to finance, (c) after giving pro forma effect to the acquisition or LMA, as the case may be, described in such Incurrence Notice, the Company or such Restricted Subsidiary could have incurred such Acquisition Debt under the first paragraph of this Section 4.05 as of the date upon which the Company delivers such Incurrence Notice to the Trustee and (d) such Acquisition Debt, when actually incurred, is utilized solely to finance the acquisition or LMA, as the case may be, described in such Incurrence Notice (including to repay or refinance indebtedness or other obligations incurred in connection with such acquisition or LMA, as the case may be, and to pay related fees and expenses); provided, however, that the Company shall be entitled to deliver a subsequent notice or notices to the Trustee that the Company is reducing the amount of Acquisition Debt specified in a prior notice or notices to the Trustee pursuant to clause (a) of this clause (xiii), in which case from and after the date of such later notice, only the amount of Acquisition Debt specified in such later notice shall be given effect pursuant to this clause (d) or incurred pursuant to this clause (xiii).

         For purposes of determining compliance with this Section 4.05, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through
(xiii) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.05, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section
4.05. Accrual of interest, accretion or amortization of original issue discount, the payments of dividends in kind and the accretion of accreted value shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.05. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Indebtedness.

Section 4.06.     Asset Sales.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

                  (i) The Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

                  (ii) the fair market value is determined by the Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

                  (iii) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents, except to the extent the Company is undertaking a Permitted Asset Swap. For purposes of this provision and the next paragraph, each of the following shall be deemed to be cash:

                           (A) any liabilities, as shown on the Company's or
                  such Restricted Subsidiary's most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets and the lender releases the Company or such Restricted Subsidiary from further liability; and

                           (B) any securities, notes or other obligations
                  received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary within 90 days into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion.

         Notwithstanding the foregoing, the Company or any Restricted Subsidiary shall be permitted to consummate an Asset Sale without complying with the foregoing if:

                  (x) the Company or such Restricted Subsidiary receive consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of:

                  (y) the fair market value is determined by the Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

                  (z) at least 75% of the consideration for such Asset Sale constitutes a majority of the Voting Stock of a Permitted Business, assets used or useful in a Permitted Business and/or cash;

provided that any cash (other than any amount deemed cash under clause (iii)(A) of the preceding paragraph) received by the Company or such Restricted Subsidiary in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Proceeds subject to the provisions of the following paragraph.

         (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, provided that (1) such Net Proceeds either singularly or when aggregated with all other Net Proceeds from all Asset Sales consummated since the date of this First Supplemental Indenture exceed $10.0 million, the Company or such Restricted Subsidiary may apply those Net Proceeds at its option:

                  (i) to repay Senior Indebtedness and, if the Senior Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

                  (ii) to acquire (or enter into a binding agreement to acquire, provided that such commitment shall be subject only to customary conditions and such acquisition shall be consummated within 180 days after the end of such 365-day period) all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business, or the minority interest in a Restricted Subsidiary other than a Subsidiary Guarantor;

                  (iii) to make capital expenditures; or

                  (iv) to acquire (or enter into a binding agreement to acquire, provided that such commitment shall be subject only to customary conditions and such acquisition shall be consummated within 180 days after the end of such 365-day period) other assets that are used or useful in a Permitted Business.

         Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

         Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and shall be payable in cash. If any

Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         (c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this First Supplemental Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this First Supplemental Indenture by virtue of such conflict.

Section 4.07.     Transactions with Affiliates.

         The Company shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

         (a) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

         (b) the Company delivers to the Trustee:

                  (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.07 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                  (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

         (a) any employment agreement entered into by the Company or any Restricted Subsidiary in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

         (b) transactions between or among the Company and/or its Restricted Subsidiaries;

         (c) loans, advances, payment of reasonable fees, indemnification of directors, or similar arrangements to officers, directors, employees and consultants who are not otherwise Affiliates of the Company;

         (d) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

         (e) agreements in effect at the date of this First Supplemental Indenture or any amendment thereto so long as such amendment is no less favorable to the Company or such Restricted Subsidiary in any material respect that the original agreement as in effect on the date of this First Supplemental Indenture;

         (f) services to be provided to any Unrestricted Subsidiary of the Company or any Restricted Subsidiary in the ordinary course of business, which the Board of Directors has determined, pursuant to a resolution thereof, are provided on terms at least as favorable to the Company and its Restricted Subsidiaries as those that would have been obtained in a comparable transaction with an unrelated Person; and

         (g) Permitted Investments and Restricted Payments that are permitted by the provisions of this First Supplemental Indenture described under Section 4.03.

Section 4.08. Liens.

         The Company shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired of the Company or such Subsidiary Guarantor securing Indebtedness ranking pari passu with, or junior to the Notes or the Subsidiary Guarantees (other than Permitted Liens), unless all Obligations in respect of the Notes, the Subsidiary Guarantees and this First Supplemental Indenture are secured on an equal and ratable basis with (if such secured Indebtedness is pari passu with the Notes or the Subsidiary Guarantee, as the case may be; and otherwise on a senior basis to) the Indebtedness so secured until such Indebtedness is no longer secured by a Lien.

Section 4.09. Offer to Repurchase Upon Change of Control.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase ( the "Change of Control Payment"). Within 10 business days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control.

         (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered and (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes properly tendered and accepted the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

         (c) Prior to complying with any of the provisions of this Section 4.09, but in any event within 90 days following a Change of Control, the Company will either pay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all the agreements governing outstanding Senior Indebtedness to permit the repurchase of the Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (d) Notwithstanding anything to the contrary in this Section 4.09, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.09 and Section 3.03 hereof and all other provisions of the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

Section 4.10. No Senior Subordinated Debt.

         The Company shall not incur, create, issue, assume, guarantee, or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of the Company and senior in any respect in right of payment to the Notes. No Subsidiary Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to the Senior Indebtedness of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

Section 4.11. Additional Subsidiary Guarantees.

         If the Company or any of its Subsidiaries acquires or creates another Domestic Subsidiary after the date of this First Supplemental Indenture, excluding all Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with this First Supplemental Indenture for so long as they continue to constitute Unrestricted Subsidiaries, then that newly acquired or created Domestic Subsidiary shall become a Subsidiary Guarantor and execute a supplemental Indenture and deliver an opinion of counsel satisfactory to the Trustee within 10 Business Days of the date on which it was acquired or created; provided, however, that if a Subsidiary of the Company that is not a Guarantor guarantees a Subsidiary Guarantor's Indebtedness, such guarantee may be on a senior basis if the Indebtedness being guaranteed is Senior Indebtedness, but otherwise shall be pari passu with any Indebtedness being guaranteed that is pari passu with the Notes, or shall be on a subordinated basis if the Indebtedness being guaranteed is subordinated to the Notes, in which event such guarantee shall be subordinated at least to the same extent the Indebtedness being guaranteed is subordinated to the Notes.

Section 4.12. Limitation on Issuances of Equity Interests in Wholly Owned Subsidiaries.

         The Company (i) shall not, and shall not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interest in any Wholly Owned Subsidiaries of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) as a result of such transfer, conveyance, sale, lease or other disposition or issuance such Restricted Subsidiary no longer constitutes a Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.06 hereof and (ii) shall not permit any Restricted Subsidiary to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

Section 4.13. Payments for Consent.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this First Supplemental Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.14. Designation of Restricted and Unrestricted Subsidiaries.

         The Board of Directors may designate any Restricted Subsidiary (or any Person that upon its acquisition otherwise would become a Restricted Subsidiary) to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and the Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of Section 4.03 hereof or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default or Event of Default.

                                   ARTICLE 5.
                                   SUCCESSORS

         Pursuant to Section 2.01(r) of the Base Indenture, so long as any of the Notes are outstanding, the following provision shall supercede and replace in its entirety Section 5.01 of the Base Indenture with respect to the Notes:

Section 5.01. Merger, Consolidation, or Sale of Assets.

         The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving Person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

                  (i) either: (x) the Company is the surviving Person; or (y) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

                  (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of the obligations of the Company under the Notes and this First Supplemental Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

                  (iii) immediately after such transaction no Default or Event of Default exists; and

                  (iv) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made (x) shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of Section 4.05, or (y) would have a lower Leverage Ratio immediately after the transaction, after giving pro forma effect to the transaction as if the transaction had occurred at the beginning of the applicable four quarter period, than the Company's Leverage Ratio immediately prior to the transaction.

         The preceding clause (iv) shall not prohibit: (x) a merger between the Company and one of the Company's Wholly Owned Restricted Subsidiaries; or (y) a merger between the Company and one of the Company's Affiliates incorporated solely for the purpose of reincorporating in another state of the United States.

         In addition, the Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this Section 5.01 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

         Pursuant to Section 2.01(m) of the Base Indenture, so long as any Notes are outstanding, the following provisions shall supercede and replace in their entirety Sections 6.01 and 6.02 of the Base Indenture with respect to the Notes; provided that, for purposes of the Notes, references in Section 6.08 of the Base Indenture to Section 6.01(1) and 6.01(2) thereof shall be deemed to refer to Sections 6.01(a) and 6.01(b), respectively, of this First Supplemental Indenture and references in Section 7.07 of the Base Indenture to Section 6.01(4) and 6.01(5) thereof shall be deemed to refer to Sections 6.01(h) and 6.01(i), respectively, of this First Supplemental Indenture.

Section 6.01. Events of Default.

         An "Event of Default" occurs if:

         (a) the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days;

         (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

         (c) the Company or any Restricted Subsidiary fails to comply with any of the provisions of Section 4.09 hereof;

         (d) the Company or any Restricted Subsidiary fails to comply with any of the provisions of Section 4.03, 4.05, 4.06 or 5.01 hereof for 30 days;

         (e) the Company or any Restricted Subsidiary fails to observe or perform any other covenant, representation, warranty or other agreement in the Indenture, the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class;

         (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of the Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of the Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default (i) is caused by a failure to pay principal of such Indebtedness at the final Stated Maturity thereof (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

         (g) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10.0 million;

         (h) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v) generally is not paying its debts as they become due; or

         (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                  (ii) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                  (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;
or

         (j) except as permitted by the Indenture, any Subsidiary Guarantee of a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Significant Subsidiary that is a Guarantor, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under such Guarantor's Subsidiary Guarantee.

Section 6.02. Acceleration.

         If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, however, that until the Credit Agreement has been paid in full in cash, no principal or accrued interest under the Notes shall become due and payable until the earlier of (a) the date on which the Indebtedness under the Credit Agreement shall been declared, or shall become or be, due and payable or
(b) the day that is five Business Days after the date on which the agent(s) under the Credit Agreement is given written notice in accordance with the provisions of the Credit Agreement of such declaration of acceleration of the Notes. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

         In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (f) of Section 6.01 hereof, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (f) of Section 6.01 hereof have rescinded the declaration of acceleration in respect of the Indebtedness and if
(i) the annulment of the acceleration of Notes would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

         If an Event of Default occurs on or after      , 2007 by reason of any
willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have been required to pay if the Company then had elected to redeem the Notes pursuant to Section 3.01 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in the Indenture or in the Notes to the
contrary notwithstanding. If an Event of Default occurs prior to      , 2007 by
reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on of the years set forth below, as set forth below (expressed as a percentage of the principal amount of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence):

           YEAR                                                    PERCENTAGE
           ----                                                    ----------
           2003.............................................              %
           2004.............................................              %
           2005.............................................              %
           2006 and thereafter..............................              %

                                   ARTICLE 7.
                        AMENDMENT, SUPPLEMENT AND WAIVER

         Pursuant to Section 2.01(r) of the Base Indenture, so long as any Notes are outstanding, the following provisions shall supercede and replace Sections
9.01 and 9.02 of the Base Indenture with respect to the Notes:

Section 7.01. Without Consent of Holders of Notes.

         Notwithstanding Section 7.02 of this First Supplemental Indenture, but subject to the provisions of Article 8 hereof, the Company, the Guarantors and the Trustee may amend or supplement this First Supplemental Indenture , the Subsidiary Guarantees or the Notes without the consent of any Holder of a Note:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

         (c) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 of the Base Indenture or Article 9 of this First Supplemental Indenture;

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder;

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

         (f) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date hereof; or

         (g) to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Notes.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 of the Base Indenture, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of the Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under the Indenture or otherwise.

Section 7.02. With Consent of Holders of Notes.

         Except as provided below in this Section 7.02, but subject to the provisions of Article 8 hereof, the Company and the Trustee may amend or supplement this First Supplemental Indenture (including Section 3.03, 4.06 and
4.09 hereof), the Subsidiary Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 of the Base Indenture and Article 8 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of at least 75% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), no waiver or amendment to this First Supplemental Indenture may make any change relating to
(1) the provisions of Article 9 hereof that adversely affect the rights of any Holder of Notes or (2) release of any Guarantor from any of its obligations under its Subsidiary Guarantee or this First Supplemental Indenture, except in accordance with the terms of this First Supplemental Indenture.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 of the Base Indenture, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 7.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. The Holders of a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of the Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 7.02 may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.03, 4.06 and 4.09 hereof;

         (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) and a waiver of the payment default that resulted from such acceleration);

         (e) make any Note payable in money other than that stated in the Notes;

         (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest or premium on the Notes;

         (g) waive a redemption payment with respect to any Note except as provided above with respect to Sections 3.03, 4.06 and 4.09 hereof;

         (h) make any change in the foregoing amendment and waiver provisions;
or

         (i) amend or waive the provisions of Article Eight of this First Supplemental Indenture in a manner that adversely affects the rights of the Holders of the Notes; or

         (j) release any Guarantor from any of its obligations under its Guarantee or the Indenture, except in accordance with the terms of the Indenture.

Section 7.03. Compliance with Trust Indenture Act.

         Every amendment or supplement to this First Supplemental Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

                                   ARTICLE 8.
                                  SUBORDINATION

         Pursuant to Section 2.01(u) of the Base Indenture, so long as any Notes are outstanding, the following provisions shall be applicable with respect to the Notes:

Section 8.01. Agreement to Subordinate.

         The Company agrees, and each Holder by accepting a Note agrees, that the principal, interest, premium on and all other Obligations arising under the Notes or this Indenture are subordinated in right of payment, to the extent and in the manner provided in this Article Eight, to the prior payment in full in cash of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness.

Section 8.02. Liquidation; Dissolution; Bankruptcy.

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or in any marshaling of the Company's assets and liabilities:

                  (i) holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate and on the terms specified in the applicable Senior Indebtedness whether or not a claim for such interest would be allowed in such proceeding) before Holders of the Notes shall be entitled to receive any payment or distribution of any assets or securities with respect to the Notes or on account of any purchase or redemption or other acquisition of any Note (except that Holders may receive and retain (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to
         Section 8.06 of the Base Indenture so long as, on the date or dates the respective amounts were paid into trust, such payments were made without violating the provisions set forth in this Article Eight); and

                  (ii) until all Obligations with respect to Senior Indebtedness (as provided in clause (i) above) are paid in full in cash, any payment or distribution to which Holders would be entitled but for this Article Eight shall be made to holders of Senior Indebtedness (except that Holders of Notes may receive and retain (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.06 of the Base Indenture so long as, on the date or dates the respective amounts were paid into trust, such payments were made without violating the provisions set forth in this Article Eight), as their interests may appear.

Section 8.03. Default on Designated Senior Indebtedness.

         (a) Neither the Company nor any Guarantor may make any payment or distribution of any assets or securities to the Trustee or any Holder in respect of the Notes or any applicable Guarantee in respect thereof and may not acquire, redeem or purchase from the Trustee or any Holder any Notes for cash or property (other than (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.06 of the Base Indenture so long as, on the date or dates the respective amounts were paid into trust, such payments were made without violating the provisions set forth in this Article Eight) until all principal and other Obligations with respect to the Designated Senior Indebtedness have been paid in full in cash if:

                  (i) a default in the payment of any principal of, or premium, if any, or interest on or any fees or other Obligations with respect to Designated Senior Indebtedness occurs and is continuing (a "payment default"); or

                  (ii) any other default, other than a payment default (a "nonpayment default"), on any series of Designated Senior Indebtedness occurs and is continuing that permits holders of that series of Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice in writing of the default (a "Payment Blockage Notice") from the holders of any Designated Senior Indebtedness or their Representative.

         If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the delivery of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 consecutive days.

         (b) The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them:

                  (i) in the case of a payment default, upon the date which the default is cured or waived in writing by the holders of Designated Senior Indebtedness or a representative on their behalf, or

                  (ii) in the case of a nonpayment default, the earlier of: (A) the date on which such nonpayment default is cured or waived in writing by holders of Designated Senior Indebtedness or a representative on their behalf, (B) 179 days after the applicable Payment Blockage Notice is received by the Trustee, or (C) the date on which the trustee receives notice in writing from or on behalf of the holders of Designated Senior Indebtedness to terminate the applicable Payment Blockage Notice, unless in any case, the maturity of any such Designated Senior Indebtedness has been accelerated, if this Article Eight otherwise permits the payment, distribution or acquisition at the time of such payment, distribution or acquisition.

Section 8.04. Acceleration of Notes.

         If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

Section 8.05. When Distribution Must Be Paid Over.

         In the event that the Trustee or any Holder receives any payment or distribution with respect to the Notes (except (A) in Permitted Junior Securities or (B) from payments and other distributions made from any defeasance trust created pursuant to Section 8.06 of the Base Indenture so long as on the date or dates the respective amounts were paid into trust, such payments were made without violating the provisions set forth in this Article Eight) at a time when such payment or distribution is prohibited by Section 8.02 or 8.03 hereof, such payment or distribution shall be held by the Trustee or such Holder, in trust for the benefit of the holders of Senior Indebtedness, and shall be paid over and delivered, with any necessary endorsement, upon written request of the holders of Senior Indebtedness, to the holders of Senior Indebtedness as their interests may appear or their Representative under this First Supplemental Indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in cash in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article Eight, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this First Supplemental Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Eight, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 8.06. Notice by Company.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article Eight, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness or the rights of holders of Senior Indebtedness as provided in this Article Eight.

Section 8.07. Subrogation.

         No payment or distribution to any holder of Senior Indebtedness pursuant to this Article 8 shall entitle any holder of Notes to exercise any rights of subrogation in respect thereof until the Senior Indebtedness shall have been paid in full in cash. After all Senior Indebtedness is paid in full in cash and until the Notes are paid in full in cash, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Indebtedness. A distribution made under this Article Eight to holders of Senior Indebtedness that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

Section 8.08. Relative Rights.

         This Article Eight defines the relative rights of Holders of Notes and holders of Senior Indebtedness. Nothing in this First Supplemental Indenture shall:

                  (i) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                  (ii) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

                  (iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Notes.

         If the Company fails because of this Article Eight to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 8.09. Subordination May Not Be Impaired by Company or any Guarantor.

         No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Guarantor or any Holder or by the failure of the Company or any Guarantor or any Holder to comply with this First Supplemental Indenture or any Note or any Guarantee regardless of any knowledge thereof that any holder of Senior Indebtedness may have or otherwise be charged with.

         No exercise of, delay in exercising or failure to exercise any right arising under this Article, no act or omission of any holder of Senior Indebtedness in respect of the Company or any of its Subsidiaries or any other Person or any collateral security for any Senior Indebtedness or any right arising under this Article, no change, impairment, or suspension of any right or remedy of any holder of any Senior Indebtedness, no other act, failure to act, circumstance, occurrence or event which, but for this provision, would or could act as a release or exoneration of the obligations of any Holder of Notes under this Article shall in any way affect, decrease, diminish or impair any of the obligations of the holders of the Notes under this Article or give any Holder of the Notes any recourse or defense against any holder of the Senior Indebtedness in respect of any right arising under this Article.

Section 8.10. Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Company referred to in this Article Eight, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eight.

Section 8.11. Rights of Trustee and Paying Agent.

         Notwithstanding the provisions of this Article Eight or any other provision of this First Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article Eight. Only the Company, the holders of Senior Indebtedness and their Representatives may give such notice, provided that only the holders of Designated Senior Indebtedness or their Representative may give a Payment Blockage Notice. Nothing in this Article Eight shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 of the Base Indenture.

         The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 8.12. Authorization to Effect Subordination.

         Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Eight, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section [ ] of the Base Indenture at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized, but shall not be obligated, to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 8.13. Amendments.

         The provisions of this Indenture relating to subordination shall not be amended, modified or waived in a manner adverse to the holders of Designated Senior Indebtedness without the written consent of the holders of all Designated Senior Indebtedness or their duly authorized representatives.

Section 8.14. Reinstatement of Payments.

         This Article shall remain in full force and effect until such time as the Senior Indebtedness shall have been indefeasibly paid in full in cash and the liability of the Trustee and the Noteholders under this Article Eight shall be reinstated and revived, and the rights of the holders of Senior Indebtedness shall continue, with respect to any amount at any time paid on account of the Senior Indebtedness which shall thereafter be required to be restored or returned by the holders of the Senior Indebtedness, whether pursuant to any proceeding described in Sections 6.01(h) or (i), pursuant to any fraudulent conveyance or fraudulent transfer statute or otherwise, as though such amount had not been paid.

                                   ARTICLE 9.
                                   GUARANTEES

         Pursuant to Section 2.01(v) of the Base Indenture, so long as any Notes are outstanding, the following provisions shall be applicable with respect to the Notes:

Section 9.01. Guarantee.

         Subject to this Article Nine, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes will be promptly paid in full in cash when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a Guarantee of payment and not a Guarantee of collection.

         The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that the Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

         If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 9.02. Subordination of Guarantee.

         The Obligations of each Guarantor under its Guarantee pursuant to this Article Nine shall be junior and subordinated to Senior Indebtedness of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Indebtedness of the Company provided that, with respect to the Parent Guarantor only, the Guarantee shall be subordinated in accordance with the provisions of the Existing Debentures Indenture. For the purposes of this Section 9.02, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this First Supplemental Indenture.

Section 9.03. Limitation on Guarantor Liability.

         Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Nine, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 9.04. Execution and Delivery of Guarantee.

         To evidence its Guarantee set forth in Section 9.01, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form included in Exhibit C hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this First Supplemental Indenture shall be executed on behalf of such Guarantor by its Officers.

         Each Guarantor hereby agrees that its Guarantee set forth in Section
9.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

         If an Officer whose signature is on this First Supplemental Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this First Supplemental Indenture on behalf of the Guarantors.

         In the event that the Company creates or acquires any new Domestic Subsidiaries subsequent to the date hereof, if required by Section 4.11 of this First Supplemental Indenture, the Company shall cause such Subsidiaries to execute supplemental indentures to this First Supplemental Indenture and Subsidiary Guarantees in accordance with Section 4.11 of this First Supplemental Indenture and this Article Nine, to the extent applicable.

Section 9.05. Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

         Except as otherwise provided in Section 9.06, no Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person other than the Company, the Parent Guarantor or another Subsidiary Guarantor unless:

         (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

         (2) either

         (a) subject to Section 9.06 hereof, the Person acquiring the property in any such sale of disposition or the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this First Supplemental Indenture and the Guarantee on the terms set forth herein or therein;

         (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including, without limitation, Section 4.11 of the Indenture.

         In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this First Supplemental Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this First Supplemental Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

         Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in this First Supplemental Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 9.06. Releases Following Sale of Assets.

         In the event of (a) any sale or other disposition of all or substantially all of the assets of a Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, and as a result of which such Subsidiary Guarantor ceases to be a Restricted Subsidiary, if the sale or other disposition complies with Section 4.06 hereof, (b) in connection with any sale of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, and as a result of which such Subsidiary Guarantor ceases to be a Restricted Subsidiary, if the sale complies with Section 4.06 hereof, (c) the designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with Section 4.14 hereof, or (d) the discharge or release of all guarantees by such Subsidiary Guarantor of, and all pledges of property or assets of such Subsidiary Guarantor securing, all other Indebtedness of the Company and the Restricted Subsidiaries, then such Guarantor or, in the case of a sale or other disposition of all or substantially all of the assets of such Guarantor, the Person acquiring such property, will be released and relieved of any obligations under its Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale, disposition, redesignation or discharge or release was made by the Company in accordance with the provisions of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

         Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article Nine.

                                  ARTICLE 10.
                                   DEFEASANCE

         Pursuant to Section 2.01(r) of the Base Indenture, so long as any of the Notes are outstanding, the following provision shall supercede and replace in its entirety Section 8.04 of the Base Indenture with respect to the Notes:

Section 10.01. Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 of the Base Indenture of the option applicable to this Section 10.01, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.05 of the Base Indenture, be released from their respective obligations under the covenants contained in Sections 4.02 through 4.14, and Section 5.01 hereof with respect to the outstanding Securities of any series on and after the date the conditions set forth in Section 8.05 of the Base Indenture are satisfied, and the Securities of such series shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, "Covenant Defeasance" means that, with respect to the outstanding Securities of any series, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this First Supplemental Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.02 of the Base Indenture of the option applicable to this
Section 10.01, subject to the satisfaction of the conditions set forth in
Section 8.05 hereof, Sections 6.01(c) through 6.01(j) of this First Supplemental Indenture shall not constitute Events of Default.

Section 10.02. Miscellaneous.

         So long as any Notes are outstanding, references in Section 8.05(c) of the Base Indenture to Section 6.01(4) and 6.01(5) thereof shall, for purposes of the Notes and this First Supplemental Indenture, be deemed to refer to Section 6.01(h) and 6.01(i), respectively, of this First Supplemental Indenture.

                                   ARTICLE 11.
                                  MISCELLANEOUS

Section 11.01.    Ratification of Base Indenture.

         Except as specifically modified herein, the Base Indenture is in all respects ratified and confirmed and shall remain in full force and effect in accordance with its terms.

Section 11.02.    Application of First Supplemental Indenture.

         Each and every term and condition contained in this First Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Base Indenture shall apply only to the Notes created hereby and not to any future series of Securities established under the Base Indenture.

Section 11.03.    Benefits of First Supplemental Indenture.

         Nothing contained in this First Supplemental Indenture shall or shall be construed to confer upon any person other than a Holders of the Notes, the Company, the Holders of Senior Indebtedness and the Trustee any right or interest to avail itself of any benefit under any provision of this First Supplemental Indenture.

Section 11.04.    Effective Date.

         This First Supplemental Indenture shall be effective as of the date first written above and upon the execution and delivery hereof by each of the parties hereto.

Section 11.05.    Trustee.

         The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

Section 11.06.    Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.07.    Successors.

         All agreements of the Company in the Indenture and the Notes shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors. All agreements of each Guarantor in this First Supplemental Indenture shall bind its successors, except as otherwise provided in Section 9.06.

Section 11.08.    Severability.

         In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.09.    Counterpart Originals.

         The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                         [Signatures on following page]

                                   SIGNATURES


Dated as of March 5, 2002

                                           ENTERCOM RADIO LLC

                                           By: _________________________________
                                                 Name:
                                                 Title:

                                           ENTERCOM CAPITAL, INC.

                                           By: _________________________________
                                                 Name:
                                                 Title:

                                           ENTERCOM COMMUNICATIONS CORP.

                                           By: _________________________________
                                                 Name:
                                                 Title:

                                           SUBSIDIARY GUARANTORS:

                                             ENTERCOM BOSTON, LLC
                                             ENTERCOM BOSTON LICENSE, LLC
                                             ENTERCOM BUFFALO, LLC
                                             ENTERCOM BUFFALO LICENSE, LLC
                                             ENTERCOM DENVER, LLC
                                             ENTERCOM DENVER LICENSE, LLC
                                             DELAWARE EQUIPMENT HOLDINGS, LLC
                                             ENTERCOM GAINESVILLE, LLC
                                             ENTERCOM GAINESVILLE LICENSE, LLC
                                             ENTERCOM GREENSBORO, LLC
                                             ENTERCOM GREENSBORO LICENSE, LLC
                                             ENTERCOM GREENVILLE, LLC
                                             ENTERCOM GREENVILLE LICENSE, LLC
                                             ENTERCOM INTERNET HOLDING, LLC
                                             ENTERCOM KANSAS CITY, LLC
                                             ENTERCOM KANSAS CITY LICENSE, LLC
                                             ENTERCOM LONGVIEW, LLC
                                             ENTERCOM LONGVIEW LICENSE, LLC
                                             ENTERCOM MADISON, LLC
                                             ENTERCOM MADISON LICENSE, LLC
                                             ENTERCOM MEMPHIS, LLC
                                             ENTERCOM MEMPHIS LICENSE, LLC
                                             ENTERCOM MILWAUKEE, LLC
                                             ENTERCOM MILWAUKEE LICENSE, LLC
                                             ENTERCOM NEW ORLEANS, LLC
                                             ENTERCOM NEW ORLEANS LICENSE, LLC
                                             ENTERCOM NORFOLK, LLC
                                             ENTERCOM NORFOLK LICENSE, LLC
                                             ENTERCOM PORTLAND, LLC
                                             ENTERCOM PORTLAND LICENSE, LLC
                                             ENTERCOM ROCHESTER, LLC
                                             ENTERCOM ROCHESTER LICENSE, LLC
                                             ENTERCOM SACRAMENTO, LLC
                                             ENTERCOM SACRAMENTO LICENSE, LLC
                                             ENTERCOM SEATTLE, LLC
                                             ENTERCOM SEATTLE LICENSE, LLC
                                             ENTERCOM WICHITA, LLC
                                             ENTERCOM WICHITA LICENSE, LLC
                                             ENTERCOM WILKES-BARRE SCRANTON, LLC

                                           By: _________________________________
                                                 Name:
                                                 Title:

                                           HSBC BANK USA, as Trustee

                                           By: _________________________________
                                                 Name:
                                                 Title:

                                                                       EXHIBIT A

                                 [Face of Note]
--------------------------------------------------------------------------------
                                                            CUSIP/CINS

                      % Senior Subordinated Notes due 2014

No. ____                                                           $____________

                               ENTERCOM RADIO, LLC
                              ENTERCOM CAPITAL, INC.

promise, jointly and severally, to pay to ______________________________________

or registered assigns, the principal sum of ____________________________________

______________________ Dollars on            , 2014.

Interest Payment Dates:

Record Dates:

Dated:  March   , 2002

                                           ENTERCOM RADIO, LLC

                                           By: _________________________________
                                                 Name:
                                                 Title:

                                           By: _________________________________
                                                 Name:
                                                 Title:


                                           ENTERCOM CAPITAL, INC.

                                           By: _________________________________
                                                 Name:
                                                 Title:

                                           By: _________________________________
                                                 Name:
                                                 Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

HSBC BANK USA,
 as Trustee

By:
    ______________________________
         Authorized Officer


                                     A-1-1

                                 [Back of Note]

                      % Senior Subordinated Notes due 2014

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Entercom Radio LLC, a Delaware limited liability company ("Radio") and Entercom Capital, Inc., a Delaware corporation ("Capital," each of Radio and Capital being referred to herein individually as an "Issuer" and collectively as the "Company"), promise, jointly and severally, to pay interest on the principal amount of this Note at % per annum from March , 2002 until maturity. The Company will pay interest semi-annually in arrears on and of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be . The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the or next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Base Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on, all Global Notes and all other Notes the Holders of which will have purchased wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, HSBC Bank USA, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Notes under an Indenture dated as of March , 2002 (the "Base Indenture"), as supplemented by the First Supplemental Indenture, dated as of March , 2002 (the "First Supplemental Indenture," and together with the Base Indenture, the "Indenture") among the Company, the guarantors party thereto (the "Guarantors") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company initially limited to $150.0 million in aggregate principal amount.

         5.       OPTIONAL REDEMPTION.

         (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to , 2007. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on of the years indicated below:

         Year                                                      Percentage
         ----                                                      ----------
         2007....................................................  %
         2008....................................................  %
         2009....................................................  %
         2010 and thereafter.....................................  100.00%

         (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to , 2004, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the net proceeds of one or more Equity Offerings at a redemption price equal to % of the aggregate principal amount thereof; provided that at least 65% in aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of such redemption and that such redemption occurs within 180 days of the date of the closing of such Equity Offering.

         6.       MANDATORY REDEMPTION.

         The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         7.       REPURCHASE AT OPTION OF HOLDER.

         (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 60 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) If the Company or a Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 3.03 of the First Supplemental Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing Default or compliance with any provision of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Guarantee with respect to the Notes.

         12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply with Section 4.09 of the First Supplemental Indenture; (iv) failure by the Company for 30 days to comply with Section 4.03, 4.05 or 4.06 or 5.01 of the First Supplemental Indenture; (v) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class to comply with certain other agreements in the Indenture, the Notes; (vi) default under certain other agreements relating to Indebtedness of the Company which default is caused by a failure to pay principal of such Indebtedness at the final maturity thereof or results in the acceleration of such Indebtedness prior to its express maturity; (vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days;
(viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant

Subsidiaries; and (ix) except as permitted by the Indenture, any Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor's Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable; provided that the Notes shall not become due and payable until the Credit Agreement shall have been declared or be due and payable or the Trustee or such Holders shall have provided 5 business days' notice to the agent(s) under the Credit Agreement of such acceleration. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. SUBORDINATION. The Notes are subordinated to Senior Indebtedness, as defined in the First Supplemental Indenture. To the extent provided in the First Supplemental Indenture, Senior Indebtedness must be paid in full before the Notes may be paid. The Company and each Guarantor agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

         14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, manager, incorporator or stockholder, of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or any Guarantor under the Notes, and Guarantee thereof or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of SUCH numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         19. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Entercom Communications Corp.
401 City Avenue, Suite 409
Bala Cynwyd, PA 19004
Attention: John Donlevie, Esq.

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________
                              Your Signature: __________________________________
                               (Sign exactly as your name appears on the face of
                                                                      this Note)


Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the appropriate box below:

                 [ ] Section 4.06           [ ] Section 4.09

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.06 or Section 4.09 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:  _______________
                              Your Signature: __________________________________
                               (Sign exactly as your name appears on the face of
                                                                      this Note)

                              Tax Identification No.: __________________________


Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                    Principal Amount
                                                                   of this Global Note      Signature of
                     Amount of decrease    Amount of increase in     following such      authorized officer
                     in Principal Amount      Principal Amount        decrease (or       of Trustee or Note
  Date of Exchange   of this Global Note    of this Global Note         increase)             Custodian
  ----------------   -------------------    -------------------         ---------             ---------


* This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B



                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

      SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of Entercom Radio, LLC (or its permitted successor), a Delaware limited liability company (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and HSBC Bank USA, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of March 5, 2002 providing for the issuance of an unlimited aggregate principal amount of % Senior Subordinated Notes due 2014 (the "Notes");

      WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

      WHEREAS, pursuant to Section 9.01 of the First Supplemental Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

      1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

      2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

            (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

                  (i) the principal of and premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

            (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

            (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

            (d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

            (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

            (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

            (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

            (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

            (i) Pursuant to Section 9.03 of the First Supplemental Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article Nine of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

      3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees to execute the Subsidiary Guarantee as provided by Section 9.04 of the First Supplemental Indenture and Exhibit B thereto and to recognize that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

      4.    GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

      Except as otherwise provided in Section 5 hereof, no Guaranteeing Subsidiary may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guaranteeing Subsidiary is the surviving Person) another Person other than the Company, the Parent Guarantor or another Guaranteeing Subsidiary unless:

            (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

            (2)   either

            (a) subject to Section 5 hereof, the Person acquiring the property in any such sale of disposition or the Person formed by or surviving any such consolidation or merger (if other than a Guaranteeing Subsidiary or the Company) unconditionally assumes all the obligations of such Guaranteeing Subsidiary, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the First Supplemental Indenture and the Guarantee on the terms set forth herein or therein;

            (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including, without limitation, Section 4.06 of the First Supplemental Indenture.

            (c) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

            (d)   Except as set forth in Articles 4 and 5 and Section 9.06 of
      Article 9 of the First Supplemental Indenture, and notwithstanding clauses
      (a) and (b) above, nothing contained in the First Supplemental Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

      5.    RELEASES.

            In the event of (i) any sale or other disposition of all or substantially all of the assets of a Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, and as a result of which such Subsidiary Guarantor ceases to be a Restricted Subsidiary, if the sale or other disposition complies with Section 4.06 hereof, (ii) in connection with any sale of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, and as a result of which such Subsidiary Guarantor ceases to be a Restricted Subsidiary, if the sale complies with Section 4.06 hereof, (iii) the designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with Section 4.14 hereof, or (iv) the discharge or release of all guarantees by such Subsidiary Guarantor of, and all pledges of property or assets of such Subsidiary Guarantor securing, all other Indebtedness of the Company and the Restricted Subsidiaries, then such Guarantor or, in the case of a sale or other disposition of all or substantially all of the assets of such Guarantor, the Person acquiring such property, will be released and relieved of any obligations under its Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale, disposition, redesignation or discharge or release was made by the Company in accordance with the provisions of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

            (b) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 9 of the First Supplemental Indenture.

      6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, manager, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

      7. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      8. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. Each party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Supplemental Indenture, the Notes, the Guarantees or the transactions contemplated hereby and thereby. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of New York. Without limiting the foregoing, the parties agree that service of process upon such party at the address referred to in Section 11.02 of the Base Indenture, together with written notice of such service to such party, shall be deemed effective service of process upon such party. Each of the parties hereto irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to the Indenture, the Notes, the Guarantees or the transactions contemplated hereby and thereby.

      9. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      10. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

      11. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

      12. SUBORDINATION. The Subsidiary Guarantees are subordinated to Senior Indebtedness, as defined in the First Supplement Indenture. To the extent provided in the First Supplemental Indenture, Senior Indebtedness must be paid in full before the Notes may be paid. Each Guarantor hereby agrees, and each Holder by accepting a Guarantee hereby agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  _______________, ____
                                    [GUARANTEEING SUBSIDIARY]

                                    By:  _______________________________
                                    Name:

                                    Title:

                                    ENTERCOM RADIO, LLC

                                    By:  _______________________________
                                    Name:

                                    Title:

                                    ENTERCOM CAPITAL, INC.

                                    By:  _______________________________
                                    Name:

                                    Title:

                                    GUARANTORS

                                    By:  _______________________________
                                    Name:

                                    Title:

                                    HSBC BANK USA
                                      as Trustee

                                    By: ________________________________
                                        Authorized Officer

                                                                       EXHIBIT C


                         [FORM OF NOTATION OF GUARANTEE]

      For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of March , 2002 (the "Base Indenture"), as supplemented by the First Supplemental Indenture thereto, dated as of March , 2002 (the "Supplemental Indenture," and together with the Base Indenture, the "Indenture") among Entercom Radio, LLC ("Radio"), Entercom Capital, Inc. ("Capital," and together with Radio, the "Company"), Entercom Communications Corp., the Guarantors listed on Schedule I thereto and HSBC Bank USA, as Trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 9 of the First Supplemental Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                                    ENTERCOM COMMUNICATIONS CORP.
                                    ENTERCOM BOSTON I TRUST
                                    ENTERCOM NEW YORK, INC.
                                    ENTERCOM BOSTON, LLC
                                    ENTERCOM BOSTON LICENSE, LLC
                                    ENTERCOM BUFFALO, LLC
                                    ENTERCOM BUFFALO LICENSE, LLC
                                    ENTERCOM DENVER, LLC
                                    ENTERCOM DENVER LICENSE, LLC
                                    DELAWARE EQUIPMENT HOLDINGS, LLC
                                    ENTERCOM GAINESVILLE, LLC
                                    ENTERCOM GAINESVILLE LICENSE, LLC
                                    ENTERCOM GREENSBORO, LLC
                                    ENTERCOM GREENSBORO LICENSE, LLC
                                    ENTERCOM GREENVILLE, LLC
                                    ENTERCOM GREENVILLE LICENSE, LLC
                                    ENTERCOM INTERNET HOLDING, LLC
                                    ENTERCOM KANSAS CITY, LLC
                                    ENTERCOM KANSAS CITY LICENSE, LLC
                                    ENTERCOM LONGVIEW, LLC
                                    ENTERCOM LONGVIEW LICENSE, LLC
                                    ENTERCOM MADISON, LLC
                                    ENTERCOM MADISON LICENSE, LLC
                                    ENTERCOM MEMPHIS, LLC
                                    ENTERCOM MEMPHIS LICENSE, LLC
                                    ENTERCOM MILWAUKEE, LLC
                                    ENTERCOM MILWAUKEE LICENSE, LLC
                                    ENTERCOM NEW ORLEANS, LLC
                                    ENTERCOM NEW ORLEANS LICENSE, LLC
                                    ENTERCOM NORFOLK, LLC
                                    ENTERCOM NORFOLK LICENSE, LLC

                                    By:  ________________________________
                                            Name:
                                            Title:

                                    ENTERCOM PORTLAND, LLC
                                    ENTERCOM PORTLAND LICENSE, LLC
                                    ENTERCOM ROCHESTER, LLC
                                    ENTERCOM ROCHESTER LICENSE, LLC
                                    ENTERCOM SACRAMENTO, LLC
                                    ENTERCOM SACRAMENTO LICENSE, LLC
                                    ENTERCOM SEATTLE, LLC
                                    ENTERCOM SEATTLE LICENSE, LLC
                                    ENTERCOM WICHITA, LLC
                                    ENTERCOM WICHITA LICENSE, LLC
                                    ENTERCOM WILKES-BARRE SCRANTON, LLC


                                    By:  ________________________________
                                            Name:
                                            Title:

                                    ENTERCOM DELAWARE HOLDING CORPORATION

                                    By:  ________________________________
                                            Name:
                                            Title:

                                   SCHEDULE I

                             SCHEDULE OF GUARANTORS

      The following schedule lists each Guarantor under the Indenture as of the Closing Date:


   Entercom Boston, LLC
   Entercom Boston License, LLC
   Entercom Buffalo, LLC
   Entercom Buffalo License, LLC
   Entercom Denver, LLC
   Entercom Denver License, LLC
   Delaware Equipment Holdings, LLC
   Entercom Gainesville, LLC
   Entercom Gainesville License, LLC
   Entercom Greensboro, LLC
   Entercom Greensboro License, LLC
   Entercom Greenville, LLC
   Entercom Greenville License, LLC
   Entercom Internet Holding, LLC
   Entercom Kansas City, LLC
   Entercom Kansas City License, LLC
   Entercom Longview, LLC
   Entercom Longview License, LLC
   Entercom Madison, LLC
   Entercom Madison License, LLC
   Entercom Memphis, LLC
   Entercom Memphis License, LLC
   Entercom Milwaukee, LLC
   Entercom Milwaukee License, LLC
   Entercom New Orleans, LLC
   Entercom New Orleans License, LLC
   Entercom Norfolk, LLC
   Entercom Norfolk License, LLC
   Entercom Portland, LLC
   Entercom Portland License, LLC
   Entercom Rochester, LLC
   Entercom Rochester License, LLC
   Entercom Sacramento, LLC
   Entercom Sacramento License, LLC
   Entercom Seattle, LLC
   Entercom Seattle License, LLC
   Entercom Wichita, LLC
   Entercom Wichita License, LLC
   Entercom Wilkes-Barre Scranton, LLC

================================================================================






                           ===========================

                               ENTERCOM RADIO, LLC

                             ENTERCOM CAPITAL, INC.,

                                  as Co-Issuers

                                       and

                           the GUARANTORS named herein


                           ===========================

                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of March , 2002

                           ===========================


                                 HSBC BANK USA,

                                     Trustee

                           ===========================














================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1.     DEFINITIONS AND INCORPORATION BY REFERENCE......................1

      Section 1.01.  Definitions...............................................1

      Section 1.02.  Other Definitions........................................17

ARTICLE 2.     THE NOTES......................................................17

      Section 2.01.  General..................................................17

      Section 2.02.  Transfer and Exchange....................................18

      Section 2.03.  Treasury Notes...........................................21

ARTICLE 3.     REDEMPTION AND PREPAYMENT......................................21

      Section 3.01.  Optional Redemption......................................21

      Section 3.02.  Mandatory Redemption.....................................22

      Section 3.03.  Offer to Purchase by Application of Excess Proceeds......22

ARTICLE 4.     COVENANTS......................................................23

      Section 4.01.  Additional Interest on Defaulted Interest................23

      Section 4.02.  Reports..................................................24

      Section 4.03.  Restricted Payments......................................24

      Section 4.04.  Dividend and Other Payment Restrictions Affecting
                     Subsidiaries.............................................26

      Section 4.05.  Incurrence of Indebtedness and Issuance of Preferred
                     Stock....................................................27

      Section 4.06.  Asset Sales..............................................30

      Section 4.07.  Transactions with Affiliates.............................32

      Section 4.08.  Liens....................................................33

      Section 4.09.  Offer to Repurchase Upon Change of Control...............33

      Section 4.10.  No Senior Subordinated Debt..............................34

      Section 4.11.  Additional Subsidiary Guarantees.........................34

      Section 4.12.  Limitation on Issuances of Equity Interests in Wholly
                     Owned Subsidiaries.......................................35

      Section 4.13.  Payments for Consent.....................................35

      Section 4.14.  Designation of Restricted and Unrestricted
                     Subsidiaries.............................................35

ARTICLE 5.     SUCCESSORS.....................................................35

      Section 5.01.  Merger, Consolidation, or Sale of Assets.................35

ARTICLE 6.     DEFAULTS AND REMEDIES..........................................36

      Section 6.01.  Events of Default........................................36

      Section 6.02.  Acceleration.............................................38

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

ARTICLE 7.     AMENDMENT, SUPPLEMENT AND WAIVER...............................39

      Section 7.01.  Without Consent of Holders of Notes......................39

      Section 7.02.  With Consent of Holders of Notes.........................40

      Section 7.03.  Compliance with Trust Indenture Act......................41

ARTICLE 8.     SUBORDINATION..................................................41

      Section 8.01.  Agreement to Subordinate.................................41

      Section 8.02.  Liquidation; Dissolution; Bankruptcy.....................41

      Section 8.03.  Default on Designated Senior Indebtedness................42

      Section 8.04.  Acceleration of Notes....................................43

      Section 8.05.  When Distribution Must Be Paid Over......................43

      Section 8.06.  Notice by Company........................................44

      Section 8.07.  Subrogation..............................................44

      Section 8.08.  Relative Rights..........................................44

      Section 8.09.  Subordination May Not Be Impaired by Company or any
                     Guarantor................................................44

      Section 8.10.  Distribution or Notice to Representative.................45

      Section 8.11.  Rights of Trustee and Paying Agent.......................45

      Section 8.12.  Authorization to Effect Subordination....................45

      Section 8.13.  Amendments...............................................45

      Section 8.14.  Reinstatement of Payments................................46

ARTICLE 9.     GUARANTEES.....................................................46

      Section 9.01.  Guarantee................................................46

      Section 9.02.  Subordination of Guarantee...............................47

      Section 9.03.  Limitation on Guarantor Liability........................47

      Section 9.04.  Execution and Delivery of Guarantee......................47

      Section 9.05.  Subsidiary Guarantors May Consolidate, etc., on
                     Certain Terms............................................48

      Section 9.06.  Releases Following Sale of Assets........................48

ARTICLE 10.    DEFEASANCE.....................................................49

      Section 10.01. Covenant Defeasance......................................49

      Section 10.02. Miscellaneous............................................49

ARTICLE 11.    MISCELLANEOUS..................................................50

      Section 11.01. Ratification of Base Indenture...........................50

      Section 11.02. Application of First Supplemental Indenture..............50

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

      Section 11.03. Benefits of First Supplemental Indenture.................50

      Section 11.04. Effective Date...........................................50

      Section 11.05. Trustee..................................................50

      Section 11.06. Governing Law............................................50

      Section 11.07. Successors...............................................50

      Section 11.08. Severability.............................................50

      Section 11.09. Counterpart Originals....................................51


                                    EXHIBITS

Exhibit A   FORM OF NOTE
Exhibit B   FORM OF GUARANTEE
Exhibit C   FORM OF NOTATION